UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2021 (February 10, 2021)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road,

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Long Term Incentive Plan

On February 10, 2021, the Equity Award Subcommittee (the “Subcommittee”) of the Organizational Development & Compensation Committee (together with the Subcommittee, individually or collectively referred to herein as “the Committee”) of the Board of Directors (the “Board”) of Newell Brands Inc. (the “Company”) approved the 2021 Long Term Incentive Plan Terms and Conditions under the Company’s shareholder approved 2013 Incentive Plan (as amended, the “LTIP”), pursuant to which the Company makes annual long term incentive awards based on shares of the Company’s common stock, including performance based and time based restricted stock units (“RSUs”) and stock options (“Options”). Under the LTIP, the Committee (or in the case of the Chief Executive Officer, the independent members of the Board) makes RSU and Option awards to key employees, including the named executive officers. The value of the LTIP award is based upon a percentage of the named executive officer’s salary or other such dollar value as is determined by the Committee. Under the LTIP, a named executive officer’s LTIP award in 2021 will be comprised of 50% performance based RSUs, 20% time based RSUs and 30% Options. RSU awards under the LTIP vest three years from the date of grant. Option awards vest ratably in one-third increments on each of the first, second and third anniversaries of the date of the grant.

The performance-based RSUs awarded may vest at 0% to 200% depending upon achievement of equally-weighted performance goals for Annual Core Sales Growth and Free Cash Flow (as defined in the LTIP) set by the Committee. Additionally, following the determination of the extent to which the Company has achieved its performance goals a positive or negative adjustment to the payout will be made based upon a comparison of the Company’s total shareholder return (“TSR”) relative to a pre-determined set of comparator group companies (the “Comparator Group”) for the three-year performance period. If the Company’s ranking is in the bottom quartile of the Comparator Group at the end of the performance period, the payout percentage will be multiplied by 90% to determine the total payout percentage of the award (and the total payout percentage for the ward will be no higher than target (100%), even if the calculation results in a higher payout). If the Company’s ranking is in the top quartile of the Comparator Group at the end of the performance period, the payout percentage will be multiplied by 110%. For a ranking in the second or third quartile, no adjustment will be made. The total payout percentage for the award will not exceed 200 percent of the target.

The summary above is qualified in its entirety by reference to the LTIP, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

In connection with the 2021 LTIP Awards, the Company and named executive officers above will enter into updated Restricted Stock Unit Award Agreements (the “RSU Agreements”). Under the RSU Agreements, performance based RSUs will vest on the third anniversary of the grant date, subject to continuous employment and the level of attainment of applicable performance metrics based on performance goals for Annual Core Sales Growth and Free Cash Flow over the three-year performance period, subject to the relative TSR modifier described above. Time based RSUs will vest on the third anniversary of the grant date, subject to continuous employment with the Company.

The Company and named executive officers above will also enter into Stock Option Agreements (the “Option Agreements”) in connection with the 2021 LTIP awards. Under the Option Agreements, the exercise price per share of the Options shall be equal to the closing price of a share of the Company’s common stock on the date of grant. Option awards vest ratably in one-third increments on each of the first, second and third anniversaries of the date of the grant.

In the event of the grantee’s death, disability or retirement, the RSU Agreements provide for full and/or partial continued vesting of such awards, and the Option Agreements provide for full continued vesting of such awards and the ability to exercise for up to three years following the later of the termination of employment or vesting. The RSU and Option Agreements also provide that the grantee will be subject to confidentiality, non-solicitation, non-competition and non-disparagement restrictive covenants.

Under the LTIP, the following awards were made to the named executive officers. RSU awards were valued on the basis of the closing price of the Company’s stock on February 16, 2021, or $23.79, and for Option awards, each Option had the same value as twenty percent of one share of Company common stock as of February 16, 2021.

Ravichandra Saligram, President and Chief Executive Officer	136,613 performance based RSUs, representing a value of $3,250,000; 54,645 time based RSUs, representing a value of $1,300,000 and 409,837 stock options, representing a value of $1,950,000

Christopher Peterson, Chief Financial Officer, and President, Business Operations	75,682 performance based RSUs, representing a value of $1,800,469; 30,273 time based RSUs, representing a value of $720,188 and 227,046 stock options, representing a value of $1,080,281

Bradford Turner, Chief Legal and Administrative Officer and Corporate Secretary	42,298 performance based RSUs, representing a value of $1,006,250; 16,919 time based RSUs, representing a value of $402,500 and 126,892 stock options, representing a value of $603,750

Laurel Hurd, Segment President, Learning & Development	25,103 performance based RSUs, representing a value of $597,188; 10,041 time based RSUs, representing a value of $238,875 and 75,308 stock options, representing a value of $358,312

Amended and Restated Bonus Plan and 2021 Bonus Program

On February 10, 2021, the Committee amended and restated the Newell Brands Inc. Management Bonus Plan (the “Amended and Restated Bonus Plan”) and approved the metrics, targets and slopes applicable to participants in the Amended and Restated Bonus Plan. The Amended and Restated Bonus Plan was adopted primarily in order to reflect plan amendments enacted in 2018 in order to eliminate provisions that are no longer applicable to incentive awards in light of the passage of The Tax Cuts and Jobs Act of 2017 which eliminated the $1 million deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, for qualified performance-based compensation payable to “covered employees,” effective for tax years beginning on or after January 1, 2018. This does not purport to be a complete description of the Amended and Restated Bonus Plan and is qualified in its entirety by reference to the Amended and Restated Bonus Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference

The Committee also used its discretion under the Amended and Restated Bonus Plan to establish the performance criteria for the 2021 bonus awards (the “2021 Bonus Program”). For Messrs. Saligram, Peterson and Turner, 2021 bonus awards will be tied to corporate performance goals including adjusted earnings per share, core sales growth, adjusted operating cashflow and certain corporate operations metrics (the “Corporate Payout Metrics”). Ms. Hurd’s 2021 bonus award will be 40% based on the Corporate Payout Metrics and 60% based on business unit metrics, including adjusted operating income, core sales growth, adjusted operating cash flow and operations metrics, each applicable to the Baby and Writing businesses. Following completion of 2021, named executive officers are eligible to receive a bonus equal to such named executive officer’s base salary multiplied by the product of the target payout percentage described below and the Aggregate Corporate Performance Bonus Multiplier (as defined below), in each case based on attainment of applicable performance goals, and subject to adjustment up or down, based on individual performance, quality of results or other factors deemed relevant by the Committee.

The “Aggregate Corporate Performance Bonus Multiplier” is a percentage from 0% to 200% determined by the Committee based on achievement of specified performance criteria for each applicable 2021 bonus award. The named executive officers will participate in the 2021 Bonus Program with a target payout equal to the percentage of their respective base salary as set forth below. In order to receive their bonuses, participants generally will be required to continue to be employed by the Company through the date of payment. The amount awarded to a named executive officer under the Bonus Plan will range between 0% and 200% of the target payout indicated below, based on the extent to which applicable performance criteria are met.

Name	Target Payout As a Percentage of Base Salary
Ravichandra Saligram	150%
Christopher Peterson	120%
Bradford Turner	100%
Laurel Hurd	75%

Item 9.01.	Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit No.	Description

10.1	2021 Long Term Incentive Plan Terms and Conditions

10.2	Amended and Restated Newell Brands Inc. Management Bonus Plan, effective January 1, 2021

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: February 17, 2021	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer

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